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                                    EXHIBIT 5








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                               SECURITY AGREEMENT

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DEBTOR:                    SEDONA CORPORATION
                           1003 WEST NINTH AVENUE
                           2ND FLOOR
                           KING OF PRUSSIA, PENNSYLVANIA 19406


SECURED PARTY:             OAK HARBOR INVESTMENT PROPERTIES, L.L.C.
                           11822 JUSTICE AVENUE, SUITE B-6
                           BATON ROUGE, LOUISIANA 70816


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                               SECURITY AGREEMENT
                               ------------------

                  SECURITY AGREEMENT, dated March 13, 2003, but effective as of January 13, 2003, between Sedona Corporation, a Pennsylvania corporation (the "Debtor"), and Oak Harbor Investment Properties, L.L.C., (hereinafter referred to as the "Secured Party").

                  WHEREAS, the Debtor has entered into a certain Promissory Note dated January 13, 2003, in the original principal amount of Six Hundred Thousand and NO/100 Dollars ($600,000.00) (together with all amendments, modifications, substitutions, replacements, restatements or refinancings, therefor, thereof or thereto, hereinafter referred to as the "Tranche I Note"); and

                  WHEREAS, pursuant to a term sheet entered into January 10 2003 between the Debtor and David R. Vey, a principal of the Secured Party, Debtor shall enter into a second promissory note on or before March 15, 2003, in the original principal amount of Four Hundred Thousand and NO/100 Dollars ($400,000.00) (together with all amendments, modifications, substitutions, replacements, restatements or refinancings, therefor, thereof or thereto, hereinafter referred to as the "Tranche II Note", and, with the Tranche I Note, collectively, the "Notes"); and

                  WHEREAS, it is a condition precedent to the Secured Party's making any loans or otherwise extending credit to the Debtor under the Notes that the Debtor execute and deliver to the Secured Party a Security Agreement in substantially the form hereof; and

                  WHEREAS, the Debtor wishes to grant security interests in favor of the Secured Party as herein provided;

                  NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Notes. The term "State", as used herein, means the State of Louisiana. All references herein to the Uniform Commercial Code shall mean the Uniform Commercial Code in the State. All terms defined in the Uniform Commercial Code and used herein shall have the same definitions herein as specified therein. However, if a term is defined in
Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, the term has the meaning specified in Article 9. The term "Obligations", as used herein, means all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes, any promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement, and the term "Event of Default", as used herein, means the failure of the Debtor to pay or perform any of the Obligations as and when due to be paid or performed and any default or event of default under the terms of the Notes.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

                  The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all contracts, assets, software and intellectual property, including but not limited to all personal and fixture property of every kind and nature including, (including inventory, equipment, instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, l, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles). The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Debtor's compliance with Article IV.7.

                                   ARTICLE III
                   AUTHORIZATION TO FILE FINANCING STATEMENTS

                  The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction (in addition to the state if appropriate) any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor securing the Obligations or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                                   ARTICLE IV
                                  OTHER ACTIONS

                  Further to insure (i) the attachment, perfection and first priority of the Secured Party's security interest in the Collateral, subject to the security interests, liens or encumbrances set forth on Appendix A, and (ii) the ability of the Secured Party to enforce its security interest in the Collateral, the Debtor agrees, in each case at the Debtor's own expense, to take the following actions with respect to the following Collateral:


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         IV.1 Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

         IV.2 Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party and the Debtor, either (a) cause the depositary bank to agree to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Debtor, unless an Event of Default has occurred and is continuing for a period of sixty (60) calendar days, or, after giving effect to any withdrawal not otherwise permitted by the Notes, would occur. The provisions of this paragraph shall not apply to
(i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) deposit accounts for which the Secured Party is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's salaried employees.

         IV.3 Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

         IV.4 Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly seek an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party if an Event of Default has occurred and is continuing for a period of sixty (60) calendar days shall act upon the instructions of the Secured Party, without the further consent of the Debtor.

         IV.5 Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, (ESIGN") or in
Section 16 of the Uniform Electronic Transactions Act ("UETA") as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under
Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of ESIGN or, as the case may be, Section 16 of UETA, as so in effect in such jurisdiction, of such transferable record.

         IV.6 Letter-of-credit Rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as set forth in the Notes.

         IV.7 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial or other tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

         IV.8 Other Actions as to any and all Collateral. The Debtor further agrees to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other person obligated on the Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

                                    ARTICLE V
         REPRESENTATIONS AND WARRANTIES CONCERNING DEBTOR'S LEGAL STATUS

                  The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor's exact legal name is that indicated on the signature page hereof, (b) the Debtor is a Corporation organized under the laws of the Commonwealth of Pennsylvania, (c) the Debtor's organizational identification number is 95-4091769 and, (d) the address listed on the cover page hereof is Debtor's chief executive office.

                                   ARTICLE VI
                   COVENANTS CONCERNING DEBTOR'S LEGAL STATUS


                  The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure without prior consent of the Secured Party.

                                   ARTICLE VII
           REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC.

                  The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interests, liens or encumbrances set forth on Appendices A and B, the security interest created by this Agreement, other liens permitted by the Notes, and other liens or encumbrances incurred by the Debtor in the ordinary course of business in an aggregate amount less than $175,000 (all the foregoing collectively as "Permitted Liens"), except as the Secured Party may otherwise permit, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the

Uniform Commercial Code, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, and (d) the Debtor has at all times materially operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

                                  ARTICLE VIII
                      COVENANTS CONCERNING COLLATERAL, ETC.

                  The Debtor further covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to Article IV, will be kept at those locations listed on the address listed on the cover page hereof and the Debtor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Secured Party, (b) except for Permitted Liens, the Debtor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party except for Permitted Liens and the contemplated subordinated security interest set forth on Appendix B, (d) the Debtor will keep the Collateral in good order and repair reasonable wear and tear excepted and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, during regular business hours of the Debtor, and upon reasonable prior written notice to the Debtor. (f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Debtor will continue to operate its business in material compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing for a period of sixty (60) calendar days, sales or other dispositions of obsolescent Collateral in the ordinary course of business consistent with past practices dispositions permitted by the Notes.

                                   ARTICLE IX
                                    INSURANCE

                  The following provisions regarding insurance are made part of this Agreement.

         IX.1 Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee under a "standard" or "New York" loss payee clause. Without limiting the foregoing, the Debtor will (i) keep all of the Collateral constituting physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

         IX.2 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing for a period of sixty (60) days, be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

         IX.3 Notice of Cancellation, etc. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

                                    ARTICLE X
           COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL

                  The following provisions regarding the Collateral are made part of this Agreement.

         X.1 Expenses Incurred by Secured Party. In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Debtor fails to do so, insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default or Event of Default.

         X.2 Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement included in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe-keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

                                   ARTICLE XI
                             SECURITIES AND DEPOSITS

                  The Secured Party may if an Event of Default exists and is continuing for a period of sixty (60) calendar days, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

                                   ARTICLE XII
                       NOTIFICATION TO ACCOUNT DEBTORS AND
                      OTHER PERSONS OBLIGATED ON COLLATERAL

                  The Debtor shall, at the request of the Secured Party, and only if an Event of Default has occurred, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

                                  ARTICLE XIII
                                POWER OF ATTORNEY

                  The following provisions regarding power of attorney are made part of this Agreement.

         XIII.1 Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

                  XIII.1.1.1 Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                  XIII.1.1.2 To the extent that the Debtor's authorization given in Article III is not sufficient, to file such financing statements with respect hereto, with or without the Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor's name such financing statements and amendments thereto and continuation statements which may require the Debtor's signature.

         XIII.2 Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         XIII.3 No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the gross negligence or willful misconduct of the Secured Party or any of its officers, directors, or employees

                                   ARTICLE XIV
                                    REMEDIES

                  If an Event of Default occurs under this Agreement and remains uncured for a period of sixty (60) calendar days, at any time thereafter, the Secured Party shall have all of the rights of a secured party under applicable law, and more specifically under the Uniform Commercial Code and shall have all of the rights and remedies set forth in the Notes. In addition and without limitation, the Secured Party may exercise any one or more of the following rights and remedies:

         XIV.1 General Remedies. The Secured Party may, without notice to or demand upon the Debtor, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor's principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five (5) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that five (5) business days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

         XIV.2 Seizure and Sale of Collateral in Louisiana. In the event that the Secured Party elects to commence appropriate Louisiana foreclosure proceedings under this Agreement, the Secured Party may cause the Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying the Debtor or placing the Debtor in default, all of which are expressly waived.

         XIV.3 Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, the Debtor confesses judgment and acknowledges to be indebted unto and in favor of the Secured Party, up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. . To the extent permitted under applicable Louisiana law, the Debtor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

         XIV.4 Keeper. Should any or all of the Collateral be seized as an incident to an action for the recognition or enforcement of this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, the Debtor hereby agrees that the court issuing any such order shall, if requested by the Secured Party, appoint the Secured Party, or any agent designated by the Secured Party, or any person or entity named by the Secured Party at the time such seizure is requested, or any time thereafter, as Keeper of the Collateral as provided under La. R.S. 9:5136, et seq. Such a Keeper shall be entitled to reasonable compensation. The Debtor agrees to pay the reasonable fees of such Keeper,

         XIV.5 Declaration of Fact. Should it become necessary for the Secured Party to foreclose under this Agreement, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two
(2) competent witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, as applicable.

         XIV.6 Other Rights and Remedies. In addition, the Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

         XIV.7 Cumulative Remedies. All of the Secured Party's rights and remedies, whether evidenced by this Agreement or the Notes or by any amendments, shall be cumulative and may be exercised singularly or concurrently. Election by the Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Debtor under this Agreement, after the Debtor's failure to perform, shall not affect the Secured Party's right to declare a default and to exercise its remedies.

                                   ARTICLE XV
                        STANDARDS FOR EXERCISING REMEDIES

                  To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, at commercially reasonable rates whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets at commercially reasonable rates, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase reasonable insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Article XV is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Article XV. Without limitation upon the foregoing, nothing contained in this Article XV shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Article XV.

                                   ARTICLE XVI
                        NO WAIVER BY SECURED PARTY, ETC.

                  The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

                                  ARTICLE XVII
                          SURETYSHIP WAIVERS BY DEBTOR

                  The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in
Article X.2. The Debtor further waives any and all other suretyship defenses.

                                  ARTICLE XVIII
                                   MARSHALLING

                  The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and, in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

                                   ARTICLE XIX
                       PROCEEDS OF DISPOSITIONS; EXPENSES

                  The Debtor shall pay to the Secured Party, on demand, any and all expenses, including reasonable attorneys' fees and disbursements, incurred by the Secured Party in protecting, preserving or enforcing the Secured Party's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine or in such order or preference as is provided in the Notes, proper allowance and provision being made for any

Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and, after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code, any excess shall be returned to the Debtor, and the Debtor shall remain liable for any deficiency in the payment of the Obligations.

                                   ARTICLE XX
                                 OVERDUE AMOUNTS

                  Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the applicable rate as set forth in the Notes.

                                   ARTICLE XXI
                     GOVERNING LAW; CONSENT TO JURISDICTION

                  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Debtor agrees that any suit for the enforcement of this Agreement may be brought in either the courts of the State or any jurisdiction in which the Collateral is located, or any federal court sitting in any of the foregoing and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon the Debtor by mail at the address set forth on the cover page hereof. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                                  ARTICLE XXII
                              WAIVER OF JURY TRIAL

                  THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Notes, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Article XXII.

                                  ARTICLE XXIII
                                  MISCELLANEOUS

                  This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification or addition to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. The headings of each section of this

Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

                  IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.



                                     DEBTOR:

                                     SEDONA CORPORATION

                                     BY:  MARCO EMRICH
                                        --------------------------------
                                            NAME:  MARCO A. EMRICH
                                             TITLE:  PRESIDENT AND CEO


STATE OF       Pennsylvania                          )
        ---------------------------------------------
                                                     )ss

COUNTY OF     MONTGOMERY                             )
         --------------------------------------------

                  I, the undersigned authority, a Notary Public in and for said county in said state, hereby certify that Marco Emrich, the President/CEO of SEDONA CORPORATION, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Agreement, he or she executed the same voluntarily on the day the same bears date.

                  Given under my hand and official seal this 13th day of March, 2003.

Joan M. Babigian
------------------------------------------------------
NOTARY PUBLIC
                          JOAN M. BABIGIAN
MY COMMISSION EXPIRES       NOTARY PUBLIC
                     ---------------------------------
                        MY COMMISSION EXPIRES
                           FEBRUARY 2, 2007

                                   APPENDIX A
                                       to
                SECURITY AGREEMENT between SEDONA CORPORATION and
         OAK HARBOR INVESTMENT PROPERTIES, L.L.C., dated March 13, 2003


FINANCING STATEMENTS
--------------------

Jurisdiction: Montgomery County, Pennsylvania (Interchange Capital Company) File Date: 11/02/00
File No.: 292957

Jurisdiction: Montgomery County, Pennsylvania (Progress Leasing Company) File Date: 04/16/01
File No.: 295973

Jurisdiction: Montgomery County, Pennsylvania (Commonwealth of Pennsylvania) File Date: 03/22/02
File No.: 02-5780

Jurisdiction: Commonwealth of Pennsylvania (Interchange Capital Co.) File Date: 06/29/00
File No.: 31791384

Jurisdiction: Commonwealth of Pennsylvania (Progress Leasing Co.) File Date: 04/16/01
File No.: 33821523


OTHER
-----

Lease Agreement effective June 8, 2000 between SEDONA Corporation and Glenborough Fund V, Limited Partnership, (a Delaware limited partnership), landlord, commonly referred to as:

 Suite 850
 Riverview Office Tower
 8009 34th Avenue
 Bloomington, MN

                                   APPENDIX B
                                       to
                SECURITY AGREEMENT between SEDONA CORPORATION and
         OAK HARBOR INVESTMENT PROPERTIES, L.L.C., dated March 13, 2003


CONTEMPLATED SUBORDINATED SECURITY INTERESTS

In favor of Laurence L. Osterwise pursuant to that certain Convertible Note Agreement between SEDONA Corporation and Laurence L. Osterwise, dated as of February 1, 2003, in the principal amount of $160,000.00